Exhibit 99.1

Media Contact	October 28, 2019
Casey Lassiter, 205 447-6410
casey.lassiter@encompasshealth.com

Investor Relations Contact
Crissy Carlisle, 205 970-5860
crissy.carlisle@encompasshealth.com

Encompass Health reports results for third quarter 2019
and affirms full-year 2019 guidance
BIRMINGHAM, Ala. - Encompass Health Corp. (NYSE: EHC), a national leader in integrated healthcare, offering facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health agencies and hospice agencies, today reported its results of operations for the third quarter ended September 30, 2019.
“Both segments experienced strong volume and revenue growth in the third quarter with inpatient discharges increasing 5.5% and home health admissions increasing 22.7% year over year,” said President and Chief Executive Officer of Encompass Health Mark Tarr. “We also made excellent progress in the quarter on our development priorities by opening two new inpatient rehabilitation hospitals, adding 31 beds to existing hospitals, and closing on the acquisition of Alacare Home Health and Hospice.”
Consolidated results

			Growth
	Q3 2019	Q3 2018	Dollars	Percent
	(In Millions, Except per Share Data)
Net operating revenues	$1,161.6	$1,067.6	$94.0	8.8%
Income from continuing operations attributable to Encompass Health per diluted share	0.98	0.89	0.09	10.1%
Adjusted earnings per share	0.93	0.91	0.02	2.2%
Cash flows provided by operating activities	114.4	198.5	(84.1)	(42.4)%
Adjusted EBITDA	231.6	224.3	7.3	3.3%
Adjusted free cash flow	109.6	143.4	(33.8)	(23.6)%
	Nine Months Ended September 30,
	2019	2018
Cash flows provided by operating activities	$419.7	$584.0	$(164.3)	(28.1)%
Adjusted free cash flow	379.6	424.8	(45.2)	(10.6)%
Revenue growth was driven by volume and pricing growth in the inpatient rehabilitation segment and volume growth in the home health and hospice segment.

1

Exhibit 99.1

Income from continuing operations attributable to Encompass Health per diluted share for the third quarter of 2019 compared to the third quarter of 2018 reflected an increase in revenue and a gain on the consolidation of Yuma Rehabilitation Hospital offset by increases in depreciation and amortization, interest, and stock-based compensation. Effective July 1, 2019, the Company's joint venture hospital in Yuma, Arizona changed from the equity method of accounting to a consolidated entity, resulting in an approximate $19 million, or $0.14 per share, gain on the remeasurement of the Company's previously held equity interest to fair value.
The decrease in cash flows provided by operating activities and adjusted free cash flow for the nine months ended September 30, 2019 resulted primarily from increased working capital.
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
Inpatient rehabilitation segment results

			Growth
	Q3 2019	Q3 2018	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$850.6	$798.4	$52.2	6.5%
Outpatient and other	21.7	27.2	(5.5)	(20.2)%
Total segment revenue	$872.3	$825.6	$46.7	5.7%

	(Actual Amounts)
Discharges	46,669	44,230	2,439	5.5%
Same-store discharge growth				3.1%
Net patient revenue per discharge	$18,226	$18,051	$175	1.0%
Revenue reserves related to bad debt as a percent of revenue	1.5%	1.3%		20 basis points

	(In Millions)
Adjusted EBITDA	$210.6	$212.9	$(2.3)	(1.1)%

•
Revenue - Revenue growth resulted from volume growth and an increase in net patient revenue per discharge. New-store discharge growth resulted from joint ventures in Murrells Inlet, South Carolina (September 2018), Winston-Salem, North Carolina (October 2018), Lubbock, Texas (May 2019), and Boise, Idaho (July 2019), and a wholly owned hospital in Katy, Texas (September 2019). New-store growth also resulted from a joint venture hospital in Yuma, Arizona changing from the equity method of accounting to a consolidated entity effective July 1, 2019. Same-store discharge growth in the third quarter of 2019 was negatively impacted by approximately 20 basis points due to the ongoing effects of Hurricane Michael on operations in the Panama City, Florida market. Growth in net patient revenue per discharge primarily resulted from increases in reimbursement rates. Revenue reserves related to bad debt as a percent of revenue increased 20 basis points to 1.5% primarily due to Targeted Probe and Educate reviews at certain hospitals.

Other revenue in the third quarter of 2018 included $4.5 million of business interruption insurance recoveries related to the 2017 hurricanes.

•
Adjusted EBITDA - The decrease in Adjusted EBITDA primarily resulted from higher salaries and benefits expense, as well as the inclusion of $4.5 million of business interruption insurance recoveries related to the 2017 hurricanes in the third quarter of 2018. Salaries and benefits increased as a percent of revenue primarily due to the ramp up of new stores and approximately $2 million of training costs associated with the transition to the CARE Tool payment system.

2

Home health and hospice segment results

			Growth
	Q3 2019	Q3 2018	Dollars	Percent
Net operating revenues:	(In Millions)
Home health	$238.9	$209.2	$29.7	14.2%
Hospice	50.4	32.8	17.6	53.7%
Total segment revenue	$289.3	$242.0	$47.3	19.5%

Home Health Metrics
(Actual Amounts)
Admissions	42,174	34,364	7,810	22.7%
Same-store admissions growth				9.7%
Episodes	72,016	61,765	10,251	16.6%
Same-store episode growth				3.8%
Revenue per episode	$2,980	$2,995	$(15)	(0.5)%

	(In Millions)
Adjusted EBITDA	$50.8	$43.2	$7.6	17.6%

•
Revenue - Revenue growth resulted from volume growth. Volume growth included the impact of the acquisition of Alacare on July 1, 2019. Revenue per episode decreased due primarily to the patient mix of the former Alacare locations.

Hospice revenue increased primarily due to the acquisition of Alacare and same-store admissions growth of 5.8%.

•
Adjusted EBITDA - Growth in Adjusted EBITDA primarily resulted from revenue growth and improvements in caregiver optimization and productivity in home health partially offset by expenses related to the integration of Alacare.

General and administrative expenses

	Q3 2019	% of Consolidated Revenue	Q3 2018	% of Consolidated Revenue
	(In Millions)
General and administrative expenses, excluding stock-based compensation and transaction costs	$29.8	2.6%	$31.8	3.0%

•
General and administrative expenses decreased as a percent of consolidated revenue primarily due to expenses associated with the Company's rebranding and name change in 2018 and operating leverage resulting from revenue growth. During the third quarter of 2019, the Company invested $0.3 million in its rebranding and name change, as compared to $1.9 million in the third quarter of 2018, all of which was included in general and administrative expenses.

Balance sheet
During the third quarter of 2019, the Company issued $500 million of 4.5% Senior Notes due 2028 and $500 million of 4.75% Senior Notes due 2030. The proceeds from this issuance were used to fund the purchase of the home health rollover shares and exercise of stock appreciation rights in the third quarter of 2019, fund a call of $400 million of 5.75% Senior Notes due 2024 (will close on November 1, 2019), and repay borrowings under the Company's revolving credit facility.

3

The Company's leverage ratio at the end of the third quarter of 2019 was 3.6x. After giving effect to the pending redemption of $400 million of 5.75% Senior Notes on November 1, 2019, the Company's leverage ratio at the end of the third quarter would have been 3.2x.
“The issuance of $1 billion in new senior notes on very attractive terms allowed us to satisfy our funding needs, extend the duration of our debt capital and enhance our liquidity,” said Executive Vice President and Chief Financial Officer of Encompass Health Doug Coltharp. “Our balance sheet is well positioned to fund our growth initiatives and operating strategies.”
Shareholder and other distributions
During the third quarter of 2019, the Company repurchased 35,364 shares of its common stock for approximately $2 million. Year-to-date common stock repurchases for 2019 totaled 776,334 shares for approximately $46 million at an average price of $59.10 per share. As of September 30, 2019, the Company had approximately $204 million remaining under its existing stock repurchase authorization.
In the third quarter of 2019, the Company paid a quarterly cash dividend of $0.27 per share on its common stock and declared a quarterly cash dividend of $0.28 per share that was paid in October 2019.
In July 2019, the Company received notice of exercise from holders of Home Health Holdings for the vested portion of their rollover shares and stock appreciation rights, which resulted in cash distributions of approximately $218 million in the third quarter of 2019.
2019 guidance
Based on its results for the first nine months of 2019 and its current expectations for the remainder of 2019, the Company's full-year guidance for 2019 is unchanged.

Full-Year 2019 Guidance
(In Millions, Except Per Share Data)
Net operating revenues	$4,500 to $4,600
Adjusted EBITDA	$940 to $960
Adjusted earnings per share from continuing operations attributable to Encompass Health	$3.71 to $3.85
For additional considerations regarding the Company's 2019 guidance, see the supplemental information posted on the Company's website at http://investor.encompasshealth.com. See also the “Other Information” section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Earnings conference call and webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Tuesday, October 29, 2019, to discuss its results for the third quarter of 2019. For reference during the call, the Company will post certain supplemental information at http://investor.encompasshealth.com.
The conference call may be accessed by dialing 877 587-6761 and giving the pass code 1692737. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available for on-line replay at http://investor.encompasshealth.com by clicking on an available link.
About Encompass Health
As a national leader in integrated healthcare services, Encompass Health (NYSE: EHC) offers both facility-based and home-based patient care through its network of inpatient rehabilitation hospitals, home health

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agencies and hospice agencies. With a national footprint that includes 133 hospitals, 245 home health locations and 82 hospice locations in 37 states and Puerto Rico, the Company is committed to delivering high-quality, cost-effective integrated care across the healthcare continuum. Driven by a set of shared values, Encompass Health is ranked as one of Fortune's 100 Best Companies to Work For. For more information, visit encompasshealth.com, or follow us on Twitter and Facebook.
Other information
The information in this press release is summarized and should be read in conjunction with the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 (the “September 2019 Form 10‑Q”), when filed, as well as the Company's Current Report on Form 8-K filed on October 28, 2019 (the “Q3 Earnings Form 8‑K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at http://investor.encompasshealth.com for reference during its October 29, 2019 earnings call.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below, in the supplemental information, or in the Q3 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial Measures” included in the Q3 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operating performance. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging and equity instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operating performance. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company's results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2019 would be included in a reconciliation for Adjusted EBITDA if the other reconciling GAAP measures could be reasonably predicted:

•	Interest expense and amortization of debt discounts and fees - estimate of $155 million to $165 million

•	Amortization of debt-related items - approximately $4 million
The Q3 Earnings Form 8-K and, when filed, the September 2019 Form 10-Q can be found on the Company's website at http://investor.encompasshealth.com and the SEC's website at www.sec.gov.

5

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In Millions, Except per Share Data)
Net operating revenues	$1,161.6	$1,067.6	$3,420.6	$3,181.3
Operating expenses:
Salaries and benefits	660.8	592.3	1,904.5	1,740.7
Other operating expenses	156.6	142.9	456.5	433.5
Occupancy costs	21.8	19.6	61.7	57.7
Supplies	42.9	38.6	124.7	117.8
General and administrative expenses	52.5	49.9	183.0	165.9
Depreciation and amortization	55.1	51.2	160.3	146.8
Total operating expenses	989.7	894.5	2,890.7	2,662.4
Loss on early extinguishment of debt	—	—	2.3	—
Interest expense and amortization of debt discounts and fees	40.3	37.3	115.2	110.6
Other income	(21.0)	(1.7)	(26.9)	(2.9)
Equity in net income of nonconsolidated affiliates	(1.2)	(2.1)	(5.5)	(6.4)
Income from continuing operations before income tax expense	153.8	139.6	444.8	417.6
Provision for income tax expense	34.3	30.2	88.6	89.5
Income from continuing operations	119.5	109.4	356.2	328.1
Loss from discontinued operations, net of tax	—	(0.1)	(0.6)	(0.4)
Net and comprehensive income	119.5	109.3	355.6	327.7
Less: Net and comprehensive income attributable to noncontrolling interests	(21.9)	(20.7)	(64.5)	(63.5)
Net and comprehensive income attributable to Encompass Health	$97.6	$88.6	$291.1	$264.2

Weighted average common shares outstanding:
Basic	97.8	98.0	98.1	97.9
Diluted	99.4	100.0	99.5	99.7

Earnings per common share:
Basic earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.99	$0.90	$2.97	$2.69
Discontinued operations	—	—	(0.01)	—
Net income	$0.99	$0.90	$2.96	$2.69
Diluted earnings per share attributable to Encompass Health common shareholders:
Continuing operations	$0.98	$0.89	$2.94	$2.65
Discontinued operations	—	—	(0.01)	—
Net income	$0.98	$0.89	$2.93	$2.65

Amounts attributable to Encompass Health common shareholders:
Income from continuing operations	$97.6	$88.7	$291.7	$264.6
Loss from discontinued operations, net of tax	—	(0.1)	(0.6)	(0.4)
Net income attributable to Encompass Health	$97.6	$88.6	$291.1	$264.2

6

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2019	December 31, 2018
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$422.0	$69.2
Restricted cash	66.8	59.0
Accounts receivable	516.9	467.7
Other current assets	71.7	66.2
Total current assets	1,077.4	662.1
Property and equipment, net	1,874.8	1,634.8
Operating lease right-of-use assets	311.4	—
Goodwill	2,305.2	2,100.8
Intangible assets, net	486.8	443.4
Deferred income tax assets	22.4	42.9
Other long-term assets	308.8	291.0
Total assets	$6,386.8	$5,175.0
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$437.2	$35.8
Current operating lease liabilities	44.9	—
Accounts payable	101.4	90.0
Accrued expenses and other current liabilities	525.1	546.7
Total current liabilities	1,108.6	672.5
Long-term debt, net of current portion	2,961.9	2,478.6
Long-term operating lease liabilities	273.4	—
Other long-term liabilities	161.6	205.2
	4,505.5	3,356.3
Commitments and contingencies
Redeemable noncontrolling interests	210.0	261.7
Shareholders’ equity:
Encompass Health shareholders’ equity	1,333.1	1,276.7
Noncontrolling interests	338.2	280.3
Total shareholders’ equity	1,671.3	1,557.0
Total liabilities and shareholders’ equity	$6,386.8	$5,175.0

7

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
	(In Millions)
Cash flows from operating activities:
Net income	$355.6	$327.7
Loss from discontinued operations, net of tax	0.6	0.4
Adjustments to reconcile net income to net cash provided by operating activities—
Depreciation and amortization	160.3	146.8
Loss on early extinguishment of debt	2.3	—
Stock-based compensation	87.0	65.6
Deferred tax expense (benefit)	20.8	(8.0)
Gain on consolidation of Yuma Rehabilitation Hospital	(19.2)	—
Other, net	2.3	5.1
Change in assets and liabilities, net of acquisitions—
Accounts receivable	(37.8)	12.3
Other assets	(11.1)	15.3
Accounts payable	(4.2)	—
Accrued payroll	(21.0)	(6.7)
Accrued interest payable	7.4	8.2
Other liabilities	(118.7)	18.0
Net cash used in operating activities of discontinued operations	(4.6)	(0.7)
Total adjustments	63.5	255.9
Net cash provided by operating activities	419.7	584.0
Cash flows from investing activities:
Purchases of property and equipment	(259.9)	(171.5)
Additions to capitalized software costs	(9.2)	(13.2)
Acquisitions of businesses, net of cash acquired	(231.2)	(135.8)
Other, net	(11.4)	(5.8)
Net cash used in investing activities	(511.7)	(326.3)

(Continued)	8

Encompass Health Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
	(In Millions)
Cash flows from financing activities:
Proceeds from bond issuance	1,000.0	—
Principal payments on debt, including pre-payments	(115.8)	(16.1)
Borrowings on revolving credit facility	525.0	285.0
Payments on revolving credit facility	(555.0)	(315.0)
Principal payments under finance lease obligations	(14.2)	(13.0)
Debt issuance costs	(15.2)	—
Repurchases of common stock, including fees and expenses	(45.9)	—
Dividends paid on common stock	(81.3)	(74.4)
Purchase of equity interests in consolidated affiliates	(162.9)	(65.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(57.6)	(56.5)
Taxes paid on behalf of employees for shares withheld	(16.2)	(8.3)
Other, net	11.4	9.9
Net cash provided by (used in) financing activities	472.3	(253.5)
Increase in cash, cash equivalents, and restricted cash	380.3	4.2
Cash, cash equivalents, and restricted cash at beginning of period	133.5	116.8
Cash, cash equivalents, and restricted cash at end of period	$513.8	$121.0

Reconciliation of Cash, Cash Equivalents, and Restricted Cash
Cash and cash equivalents at beginning of period	$69.2	$54.4
Restricted cash at beginning of period	59.0	62.4
Restricted cash included in other long-term assets at beginning of period	5.3	—
Cash, cash equivalents, and restricted cash at beginning of period	$133.5	$116.8

Cash and cash equivalents at end of period	$422.0	$56.9
Restricted cash at end of period	66.8	62.1
Restricted cash included in other long-term assets at end of period	25.0	2.0
Cash, cash equivalents, and restricted cash at end of period	$513.8	$121.0

9

Encompass Health Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In Millions, Except Per Share Data)
Consolidated Adjusted EBITDA	$231.6	$224.3	$726.7	$679.2
Depreciation and amortization	(55.1)	(51.2)	(160.3)	(146.8)
Interest expense and amortization of debt discounts and fees	(40.3)	(37.3)	(115.2)	(110.6)
Stock-based compensation expense	(21.7)	(18.1)	(87.0)	(65.6)
(Loss) gain on disposal of assets	(0.9)	1.0	(3.3)	(2.2)
	113.6	118.7	360.9	354.0
Certain items non-indicative of ongoing operating performance:
Loss on early extinguishment of debt	—	—	(2.3)	—
Transaction costs	(1.0)	—	(2.0)	(1.0)
Gain on consolidation of Yuma	19.2	—	19.2	—
SARs mark-to-market impact on noncontrolling interests	0.9	0.3	4.3	2.2
Change in fair market value of equity securities	—	(0.1)	1.2	(1.1)
Payroll taxes on SARs exercise	(0.8)	—	(1.0)	—
Pre-tax income	131.9	118.9	380.3	354.1
Income tax expense	(34.3)	(30.2)	(88.6)	(89.5)
Income from continuing operations (1)	$97.6	$88.7	$291.7	$264.6

Basic shares	97.8	98.0	98.1	97.9
Diluted shares	99.4	100.0	99.5	99.7

Basic earnings per share (1)	$0.99	$0.90	$2.97	$2.69
Diluted earnings per share (1)	$0.98	$0.89	$2.94	$2.65

(1)	Income from continuing operations attributable to Encompass Health

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q3		9 Months
	2019	2018	2019	2018

Earnings per share, as reported	$0.98	$0.89	$2.94	$2.65
Adjustments, net of tax:
Mark-to-market adjustments for stock appreciation rights	0.08	0.03	0.36	0.18
Transaction costs	0.01	—	0.02	0.01
Income tax adjustments	—	(0.01)	(0.13)	(0.01)
Loss on early extinguishment of debt	—	—	0.02	—
Change in fair market value of equity securities	—	—	(0.01)	0.01
Gain on consolidation of Yuma	(0.14)	—	(0.14)	—
Payroll taxes on SARs exercise	0.01	—	0.01	—
Adjusted earnings per share(1)	$0.93	$0.91	$3.05	$2.83

(1)	Adjusted EPS may not sum due to rounding.

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Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended September 30, 2019
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Income Tax Adjustments	Transaction Costs	Gain on Consolidation of Yuma	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$231.6	$—	$—	$—	$—	$—	$231.6
Depreciation and amortization	(55.1)	—	—	—	—	—	(55.1)
Interest expense and amortization of debt discounts and fees	(40.3)	—	—	—	—	—	(40.3)
Stock-based compensation	(21.7)	12.0	—	—	—	—	(9.7)
Loss on disposal of assets	(0.9)	—	—	—	—	—	(0.9)
Transaction costs	(1.0)	—	—	1.0	—	—	—
SARs mark-to-market impact on noncontrolling interests	0.9	(0.9)	—	—	—	—	—
Gain on consolidation of Yuma	19.2	—	—	—	(19.2)	—	—
Payroll taxes on SARs exercise	(0.8)	—	—	—	—	0.8	—
Income from continuing operations before income tax expense	131.9	11.1	—	1.0	(19.2)	0.8	125.6
Provision for income tax expense	(34.3)	(3.0)	(0.2)	(0.2)	5.2	(0.2)	(32.7)
Income from continuing operations attributable to Encompass Health	$97.6	$8.1	$(0.2)	$0.8	$(14.0)	$0.6	$92.9
Diluted earnings per share from continuing operations(2)	$0.98	$0.08	$—	$0.01	$(0.14)	$0.01	$0.93
Diluted shares used in calculation	99.4

(1)	Reconciliation to GAAP provided on page 16

(2)	Adjusted EPS may not sum across due to rounding.

12

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended September 30, 2018
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$224.3	$—	$—	$—	$224.3
Depreciation and amortization	(51.2)	—	—	—	(51.2)
Interest expense and amortization of debt discounts and fees	(37.3)	—	—	—	(37.3)
Stock-based compensation	(18.1)	4.2	—	—	(13.9)
Gain on disposal of assets	1.0	—	—	—	1.0
SARs mark-to-market impact on noncontrolling interests	0.3	(0.3)	—	—	—
Change in fair market value of equity securities	(0.1)	—	—	0.1	—
Income from continuing operations before income tax expense	118.9	3.9	—	0.1	122.9
Provision for income tax expense	(30.2)	(1.1)	(0.7)	—	(32.0)
Income from continuing operations attributable to Encompass Health	$88.7	$2.8	$(0.7)	$0.1	$90.9
Diluted earnings per share from continuing operations(2)	$0.89	$0.03	$(0.01)	$—	$0.91
Diluted shares used in calculation	100.0

(1)	Reconciliation to GAAP provided on page 16

(2)	Adjusted EPS may not sum across due to rounding.

13

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Nine Months Ended September 30, 2019
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Comp. Expense	Loss on Early Exting. of Debt	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	Gain on Consolidation of Yuma	Payroll Taxes on SARs Exercise	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$726.7	$—	$—	$—	$—	$—	$—	$—	$726.7
Depreciation and amortization	(160.3)	—	—	—	—	—	—	—	(160.3)
Loss on early extinguishment of debt	(2.3)	—	2.3	—	—	—	—	—	—
Interest expense and amortization of debt discounts and fees	(115.2)	—	—	—	—	—	—	—	(115.2)
Stock-based compensation	(87.0)	53.0	—	—	—	—	—	—	(34.0)
Loss on disposal of assets	(3.3)	—	—	—	—	—	—	—	(3.3)
Transaction costs	(2.0)	—	—	—	2.0	—	—	—	—
SARs mark-to-market impact on noncontrolling interests	4.3	(4.3)	—	—	—	—	—	—	—
Change in fair market value of equity securities	1.2	—	—	—	—	(1.2)	—	—	—
Gain on consolidation of Yuma	19.2	—	—	—	—	—	(19.2)	—	—
Payroll taxes on SARs exercise	(1.0)	—	—	—	—	—	—	1.0	—
Income from continuing operations before income tax expense	380.3	48.7	2.3	—	2.0	(1.2)	(19.2)	1.0	413.9
Provision for income tax expense	(88.6)	(13.2)	(0.6)	(12.6)	(0.5)	0.3	5.2	(0.2)	(110.2)
Income from continuing operations attributable to Encompass Health	$291.7	$35.5	$1.7	$(12.6)	$1.5	$(0.9)	$(14.0)	$0.8	$303.7
Diluted earnings per share from continuing operations(2)	$2.94	$0.36	$0.02	$(0.13)	$0.02	$(0.01)	$(0.14)	$0.01	$3.05
Diluted shares used in calculation	99.5

(1)	Reconciliation to GAAP provided on page 16

(2)	Adjusted EPS may not sum across due to rounding.

14

Encompass Health Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Nine Months Ended September 30, 2018
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Compensation Expense	Income Tax Adjustments	Transaction Costs	Change in Fair Market Value of Equity Securities	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA(1)	$679.2	$—	$—	$—	$—	$679.2
Depreciation and amortization	(146.8)	—	—	—	—	(146.8)
Interest expense and amortization of debt discounts and fees	(110.6)	—	—	—	—	(110.6)
Stock-based compensation	(65.6)	26.6	—	—	—	(39.0)
Loss on disposal of assets	(2.2)	—	—	—	—	(2.2)
Transaction costs	(1.0)	—	—	1.0	—	—
SARs mark-to-market impact on noncontrolling interests	2.2	(2.2)	—	—	—	—
Change in fair market value of equity securities	(1.1)	—	—	—	1.1	—
Income from continuing operations before income tax expense	354.1	24.4	—	1.0	1.1	380.6
Provision for income tax expense	(89.5)	(6.8)	(1.4)	(0.3)	(0.3)	(98.3)
Income from continuing operations attributable to Encompass Health	$264.6	$17.6	$(1.4)	$0.7	$0.8	$282.3
Diluted earnings per share from continuing operations(2)	$2.65	$0.18	$(0.01)	$0.01	$0.01	$2.83
Diluted shares used in calculation	99.7

(1)	Reconciliation to GAAP provided on page 16

(2)	Adjusted EPS may not sum across due to rounding.

15

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(In Millions)
Net income	$119.5	$109.3	$355.6	$327.7
Loss from discontinued operations, net of tax, attributable to Encompass Health	—	0.1	0.6	0.4
Net income attributable to noncontrolling interests	(21.9)	(20.7)	(64.5)	(63.5)
Provision for income tax expense	34.3	30.2	88.6	89.5
Interest expense and amortization of debt discounts and fees	40.3	37.3	115.2	110.6
Depreciation and amortization	55.1	51.2	160.3	146.8
Loss on early extinguishment of debt	—	—	2.3	—
Loss (gain) on disposal of assets	0.9	(1.0)	3.3	2.2
Stock-based compensation expense	21.7	18.1	87.0	65.6
Transaction costs	1.0	—	2.0	1.0
Gain on consolidation of Yuma	(19.2)	—	(19.2)	—
SARs mark-to-market impact on noncontrolling interests	(0.9)	(0.3)	(4.3)	(2.2)
Change in fair market value of equity securities	—	0.1	(1.2)	1.1
Payroll taxes on SARs exercise	0.8	—	1.0	—
Adjusted EBITDA	$231.6	$224.3	$726.7	$679.2
Reconciliation of Segment Adjusted EBITDA to
Income from Continuing Operations Before Income Tax Expense

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,
	2019	2018	2019	2018	2018
	(In Millions)
Total segment Adjusted EBITDA	$261.4	$256.1	$820.7	$778.5	$1,034.3
General and administrative expenses	(52.5)	(49.9)	(183.0)	(165.9)	(220.2)
Depreciation and amortization	(55.1)	(51.2)	(160.3)	(146.8)	(199.7)
(Loss) gain on disposal of assets	(0.9)	1.0	(3.3)	(2.2)	(5.7)
Government, class action, and related settlements	—	—	—	—	(52.0)
Loss on early extinguishment of debt	—	—	(2.3)	—	—
Interest expense and amortization of debt discounts and fees	(40.3)	(37.3)	(115.2)	(110.6)	(147.3)
Net income attributable to noncontrolling interests	21.9	20.7	64.5	63.5	83.1
SARs mark-to-market impact on noncontrolling interests	0.9	0.3	4.3	2.2	2.6
Change in fair market value of equity securities	—	(0.1)	1.2	(1.1)	(1.9)
Gain on consolidation of Yuma	19.2	—	19.2	—	—
Payroll taxes on SARs exercise	(0.8)	—	(1.0)	—	—
Income from continuing operations before income tax expense	$153.8	$139.6	$444.8	$417.6	$493.2

16

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,		Year Ended December 31,

	2019	2018	2019	2018	2018
	(In Millions)
Net cash provided by operating activities	$114.4	$198.5	$419.7	$584.0	$762.4
Interest expense and amortization of debt discounts and fees	40.3	37.3	115.2	110.6	147.3
Equity in net income of nonconsolidated affiliates	1.2	2.1	5.5	6.4	8.7
Net income attributable to noncontrolling interests in continuing operations	(21.9)	(20.7)	(64.5)	(63.5)	(83.1)
Amortization of debt-related items	(1.1)	(1.0)	(3.1)	(3.0)	(4.0)
Distributions from nonconsolidated affiliates	(0.2)	(2.0)	(4.8)	(5.5)	(8.3)
Current portion of income tax expense	14.1	34.6	67.8	97.5	128.0
Change in assets and liabilities	83.7	(24.8)	185.4	(47.1)	(46.0)
Cash used in (provided by) operating activities of discontinued operations	0.1	0.1	4.6	0.7	(0.8)
Transaction costs	1.0	—	2.0	1.0	1.0
SARs mark-to-market impact on noncontrolling interests	(0.9)	(0.3)	(4.3)	(2.2)	(2.6)
Payroll taxes on SARs exercise	0.8	—	1.0	—	—
Change in fair market value of equity securities	—	0.1	(1.2)	1.1	1.9
Other	0.1	0.4	3.4	(0.8)	(3.5)
Consolidated Adjusted EBITDA	$231.6	$224.3	$726.7	$679.2	$901.0

17

Encompass Health Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,

	2019	2018	2019	2018
	(In Millions)
Net cash provided by operating activities	$114.4	$198.5	$419.7	$584.0
Impact of discontinued operations	0.1	0.1	4.6	0.7
Net cash provided by operating activities of continuing operations	114.5	198.6	424.3	584.7
Capital expenditures for maintenance	(41.0)	(33.2)	(105.1)	(105.3)
Distributions paid to noncontrolling interests of consolidated affiliates	(21.1)	(21.3)	(57.6)	(56.5)
Items non-indicative of ongoing operations:
Cash paid for government, class action, and related settlements	—	—	46.4	—
Transaction costs and related assumed liabilities	1.0	(0.7)	2.0	(2.4)
Cash paid for SARs exercise (inclusive of payroll taxes)	56.2	—	69.6	4.3
Adjusted free cash flow	$109.6	$143.4	$379.6	$424.8
For the three months ended September 30, 2019, net cash used in investing activities was $320.1 million and primarily resulted from the acquisition of Alacare and capital expenditures. Net cash provided by financing activities during the three months ended September 30, 2019 was $431.8 million and primarily resulted from the issuance of $1.0 billion of senior notes offset by repayments on the Company's revolving credit facility and the purchase of one-third of the rollover shares held by members of the home health and hospice management team.
For the three months ended September 30, 2018, net cash used in investing activities was $65.3 million and primarily resulted from capital expenditures. Net cash provided by financing activities during the three months ended September 30, 2018 was $137.0 million and primarily resulted from net debt payments, cash dividends paid on common stock, and distributions paid to noncontrolling interests of consolidated affiliates.
For the nine months ended September 30, 2019, net cash used in investing activities was $511.7 million and primarily resulted from the acquisition of Alacare and capital expenditures. Net cash provided by financing activities during the nine months ended September 30, 2019 was $472.3 million and primarily resulted from the issuance of $1.0 billion of senior notes offset by repayments on the Company's revolving credit facility, the purchase of one-third of the rollover shares held by members of the home health and hospice management team, dividends paid common stock, distributions paid to noncontrolling interests of consolidated affiliates, and repurchases of common stock.
For the nine months ended September 30, 2018, net cash used in investing activities was $326.3 million and primarily resulted from capital expenditures and the acquisition of Camellia Healthcare. Net cash used in financing activities during the nine months ended September 30, 2018 was $253.5 million and primarily resulted from cash dividends paid on common stock, purchasing one-third of the rollover shares held by members of the home health and hospice management team, net debt payments, and distributions paid to noncontrolling interests of consolidated affiliates.

18

Encompass Health Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release and the supplemental information which are not historical facts, such as those relating to financial guidance and assumptions, balance sheet and cash flow plans, and anticipated acquisitions, are forward-looking statements. In addition, Encompass Health, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and Encompass Health undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, Encompass Health's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, its business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by Encompass Health include, but are not limited to, the price of Encompass Health's common stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving Encompass Health, including any matters related to yet undiscovered issues, if any, in acquired operations; Encompass Health's ability to attract and retain key management personnel; any adverse effects on Encompass Health's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of Encompass Health's or its vendors' information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; Encompass Health's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; increases in Medicare audit activity, including increased use of sampling and extrapolation, resulting in additional unpaid reimbursement claims and an increase in the backlog of appealed claims denials; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for Encompass Health's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction (such as the patient driven groupings model and other payment system reforms); competitive pressures in the healthcare industry and Encompass Health's response thereto; Encompass Health's ability to obtain and retain favorable arrangements with third-party payors; Encompass Health's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in Encompass Health's ability to recover improperly denied claims through the administrative appeals process on a timely basis; Encompass Health's ability to adapt to changes in the healthcare delivery system, including value-based purchasing and involvement in coordinated care initiatives or programs that may arise with its referral sources; Encompass Health's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on Encompass Health's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any instability or uncertainty related to armed conflict or an act of terrorism, governmental impasse over approval of the United States federal budget, an increase in the debt ceiling, or an international sovereign debt crisis; the increase in the costs of defending and insuring against alleged professional liability claims and Encompass Health's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in Encompass Health's SEC filings and other public announcements, including Encompass Health's

19

Encompass Health Corporation and Subsidiaries
Forward-Looking Statements

Form 10‑K for the year ended December 31, 2018 and Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019, when filed.

20